UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2013
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FROZEN FOOD GIFT GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	5961	27-1668227
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7825 Fay Avenue, Suite 200, La Jolla, CA 92037
888-530-3738

With Copies to:
Gary L. Blum
Law Offices of Gary L. Blum
3278 Wilshire Boulevard, Suite 603
Los Angeles, CA 90010
(213) 381-7450
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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Jonathan F. Irwin, Chief Executive Officer
7825 Fay Avenue, Suite 200, La Jolla, CA 92037
888-530-3738
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 17, 2013 Frozen Food Gift Group, Inc. (“Company”) issued 10,250,000 shares of its Series B Convertible Preferred Stock (“Series B Preferred Stock”) to Jonathan Irwin, its CEO, CFO and a director, and the same amount to Matthew Schissler, Chairman of its board of directors. The shares were issued to each of the receiving parties in exchange for each of the parties forgoing $90,000 of compensation from the Corporation that was unpaid and owed to each of the parties.

Each outstanding share of Series B Preferred Stock is convertible into five hundred (500) shares of Common Stock at the option of the holder in whole or in part, beginning sixty (60) days after issuance. The conversion price per share of Series B Preferred Stock (“Conversion Price”) is the average of the three lowest closing bid prices for the Common Stock on the principal market or exchange where the Common Stock is listed or traded, for the thirty (30) trading days prior to but not including the date of issuance.

These issuances are granted based on an exemption from registration pursuant to Section 4(2) of under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state laws.  These issuances qualified for this exemption from registration because (i) the parties receiving the shares are “accredited investors” as that term is defined in the Securities Act; (ii) the Company did not engage in any general solicitation or advertising to market the securities; (iii) the parties were provided the opportunity to ask questions and receive answers from the Company regarding the issuance; (iv) the securities were issued to persons with knowledge and experience in financial and business matters so that they are capable of evaluating the merits and risks of an investment in the Company; and (v) the parties will receive “ restricted securities.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FROZEN FOOD GIFT GROUP, INC.

Date: July 23, 2013	By:	/s/ JONATHAN F. IRWIN
Jonathan F. Irwin
Chief Executive Officer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

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